Exhibit 99.1

BLACKROCK TO ACQUIRE FUND OF FUNDS BUSINESS FROM QUELLOS GROUP, LLC,

EXPANDING ALTERNATIVE INVESTMENT MANAGEMENT CAPABILITIES

NEW YORK, JUNE 26, 2007 – BlackRock, Inc. (NYSE:BLK) and Quellos Group, LLC today announced that they have entered into a definitive agreement under which BlackRock will acquire the fund of funds business of Quellos for up to $1.7 billion. The combined business will comprise one of the largest fund of funds platforms in the world, with over $25.4 billion in assets under management. Products, including hedge, private equity and real asset fund of funds, as well as specialty and hybrid offerings, are managed on behalf of institutional and individual investors worldwide.

Under the terms of the transaction, which has been approved by the Board of Directors of BlackRock, Quellos Group, LLC will receive at closing $562 million in cash and $188 million in BlackRock common stock. In addition, Quellos Group, LLC may receive up to an additional $970 million in cash and stock over three and a half years contingent on certain measures. A substantial portion of after-tax cash proceeds will be reinvested for ten years in products managed by the fund of funds investment professionals.

“We are extremely excited to welcome the Quellos team to BlackRock,” commented Laurence D. Fink, BlackRock Chairman and CEO. “We have worked with Quellos for a number of years as a sub-advisor for their clients. We have long admired the discipline with which they have built and continue to operate their alternative investment business.

“Following closing, we will combine our hedge and private equity fund of funds activities on a unified platform. This will bring together a strong line-up of complementary products and exceptionally talented and experienced professionals who share a commitment to disciplined investment processes using extensive risk management capabilities. Importantly, the teams also share a client-centric culture that reflects their passion for investment and operational excellence.

“In the face of challenging market and business conditions, our clients around the globe are pursuing a wider array of investments and strategies, including absolute return products, portable alpha and liability-driven investing. Fund of funds are being more widely used in these strategies and the combined expertise of BlackRock and Quellos will enhance our ability to deliver innovative solutions to our clients worldwide.”

Jeffrey Greenstein, CEO of Quellos has announced his intention to retire concurrent with the closing. He has agreed to serve as an advisor to BlackRock to assist in the transition. Bryan White, Quellos’ Chief Investment Officer, will serve as global head of the combined fund of funds platform, which will be branded under the name BlackRock Alternative Advisors. There are no changes expected to the investment strategy or style of existing offerings, each of which will continue to be managed by members of their existing portfolio management teams. Additionally, clients will benefit from Quellos’ tailored fund of funds research and client reporting systems, which complement BlackRock’s overall capabilities in global risk management.

The fund of hedge funds business will be integrated and will benefit from the substantially greater research, technology, risk management and operational capabilities of the broader business. Howard Berkowitz will continue to lead investment strategy for BlackRock’s existing fund of hedge funds and will serve as Chairman of the Investment Strategy Forum for the combined absolute return business.

The private equity effort will include two very strong teams, each of which will continue to manage their products in their respective styles. Specifically, Russ Steenberg will continue to lead BlackRock’s existing private equity fund of funds business, which invests in primary funds, secondary funds and direct co-investment opportunities through core fund of funds, direct co-investment programs and other offerings. Gene McDonald will continue to lead the Quellos private equity fund of funds team, which manages both private equity and real asset funds of funds with an emphasis on growth-oriented and venture capital managers. The teams will benefit from each other’s insights and expertise, as well as the leverage afforded by the resources of the larger fund of funds platform.

Mr. Greenstein remarked, “As co-founder of Quellos, I am incredibly proud of the accomplishments of our team and the confidence our clients have shown in us. Recognizing the future of investment management, we are convinced that partnering with one of the world’s leading asset managers will afford significant strategic benefits for our clients and great opportunities for our employees. I look forward to ensuring a seamless transition for all of our clients and employees.”

Mr. White added, “The decision to join forces with BlackRock was straightforward: we share a commitment to risk management and disciplined investment processes, sophisticated investment technology, a solutions-oriented approach to working with clients, and a culture of innovation and excellence. We look forward to leveraging our capabilities and BlackRock’s global reach to better serve investors throughout the world.”

As has been previously reported, Quellos has been named in a number of civil lawsuits in connection with activities related to certain tax strategies. These businesses, which were always separate and distinct from Quellos’ fund of funds business, were discontinued a number of years ago. Certain of these activities are the subject of ongoing governmental investigations and Quellos is continuing to cooperate with these inquiries. None of these activities will be acquired and none of the related potential liabilities will be assumed by BlackRock in this transaction.

BlackRock’s acquisition of Quellos’ fund of funds business is expected to close on or about October 1, 2007, pending regulatory approvals and satisfaction of other customary closing conditions. The combined business will maintain a significant presence in Seattle, Washington.

BlackRock was advised by Citi and Skadden Arps. Quellos was advised by UBS and Paul, Weiss.

BlackRock Conference Call & Investor Presentation

Laurence Fink and Paul L. Audet, Chief Financial Officer of BlackRock, will host a teleconference call for investors and analysts on Tuesday, June 26, 2007, at 9:00 a.m. (Eastern Time) to discuss this announcement. Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634, shortly before 9:00 a.m. and reference the BlackRock Conference Call (ID Number 5426970).

The teleconference will be available for replay by 12:00 p.m. on Tuesday, June 26, 2007, and ending at midnight on Tuesday, July 3, 2007. To access the replay of the teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter the Conference ID Number 5426970.

An investor presentation will also be available in the Investor Relations section of BlackRock’s website at www.blackrock.com prior to the beginning of the teleconference call.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. As of March 31, 2007, assets under management were $1.154 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions(R) investment system, risk management and financial advisory services. Headquartered in New York City, the firm has approximately 5,000 employees in 18 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle BlackRock. For additional information, please visit the Company’s website at www.BlackRock.com.

About Quellos

Quellos is among the largest fund of funds manager in the world with over $20 billion of assets managed across a variety of alternative investment products as of first quarter 2007. Clients include public and private pension plans, foundations, endowments, official institutions, financial institutions and high net worth investors. Quellos was founded in 1994 by Jeffrey Greenstein and Bryan White, and today consists of more than 290 employees in its Seattle (WA) headquarters, New York, Durham (NC), London and Hong Kong.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products, including its separately managed accounts and the former MLIM business; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) BlackRock’s ability to successfully integrate the MLIM business with its existing business; (16) the ability of BlackRock to effectively manage the former MLIM assets along with its historical assets under management; (17) BlackRock’s success in maintaining the distribution of its products and (18) the ability of BlackRock to consummate the transaction with Quellos and realize the benefits of such transaction.

BlackRock’s Annual Reports on Form 10-K and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

Contacts

	BlackRock	Quellos
Media:	Walter Montgomery	Michael Gross
	646-805-2022	646-805-2003

IR:	Brian Beades
212-810-5596
invrel@blackrock.com

# # #